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                                  Exhibit 10.28

                ADDENDUM X TO THE LEASE AGREEMENT BY AND BETWEEN
                       MAIN LINK BUSINESS PARK ASSOCIATES
                                  ("Landlord")
                                      AND

                   TANOX, INC. (f/k/a Tanox Biosvstems. Inc.)
                   ------------------------------------------
                                   ("Tenant")

                              DATED DECEMBER 4,1986

The Lease Agreement as defined above is hereby amended this 22nd day of October, 2001 as follows, with all obligations under this Addendum to become effective on the date hereof, except as otherwise specified below. Landlord and Tenant acknowledge that, except as changed by this Addendum X, the terms of the Lease Agreement dated December 4, 1986, and Addendum II, III, IV, V, VI and VIII shall remain in full force and effect.

      Section 1 - Premises: The original Lease Premises of 4,832 square feet,
      --------------------
      expanded by 8,013 square feet in Addendum II to the Lease Agreement, and an additional 6,569 square feet in Addendum III to the Lease Agreement, and an additional 7,342 square feet in Addendum V to the Lease Agreement, and an additional 8,868 square feet in Addendum VIII to the Lease Agreement, shall be further expanded by 6,504 square feet ("Expansion"), as shown on the attached Exhibit "A". The entire Lease Premises as of the date of this Addendum X to the Lease Agreement shall be 42,128 square feet.

      Section 2 - Term: The Commencement Date for the 42,128 square feet shall
      -----------------
      be April 1, 2002 and shall expire sixty (60) months following such date on March 31, 2007.

      Section 3 - Rent: The monthly rent for the 42,128 square feet, payable in
      -----------------
      accordance with the terms of the Lease Agreement, shall be $29,489.60 through March 31, 2007, for a total lease contract amount of $1,769,376.00. Such rental shall not be subject to C.P.I. escalation.

      Section 3 (a) - Additional Rent; Insert the following:
      -------------------------------
      Tenant shall pay to Landlord, as an inducement for Landlord granting Tenant the two (2) additional five (5) year renewal options contained herein, additional rent equal to $100,000.00 to be amortized at 8% per annum over twelve equal monthly rental payments of $8,698.84 commencing April 1, 2002.


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Addendum X - Tanox, Inc.
Page 2

      Section 4 - Maintenance: The second sentence in Paragraph 2 shall be
      ------------------------
      amended to read "Tenant agrees to reimburse to Landlord for such maintenance and service at the rate of $10.00 per 1,000 square feet, in the amount of $421.74 per month as additional rent." This represents a CAM increase of $65.50 for Addendum X, in addition to the $88.68 for Addendum VIII, $73.42 for Addendum V, $65.69 for Addendum IV, $80.13 for Addendum II and $48.32 for the original space."

      Section 6 - Taxes: The following shall replace the first sentence in the
      ------------------
      paragraph: "Landlord agrees to pay all ad valorem taxes, real estate and personal property taxes up to a maximum amount of the taxes for the Base Year 2000 ($48,557.60), assessed against the property and improvements located thereon. Should the Landlord's cost exceed the Base Year 2000, then tenant agrees to pay to Landlord, as additional rent, Tenant's pro rata share of the amount of such excess each year."

      Section 10 - Insurance: The following shall replace the second and third
      -----------------------
      sentence in Paragraph 2 and apply to the total premises of 42,128 square feet: "Should the Landlord's cost of maintaining insurance herein exceed the Base Year 2001 cost ($5,077.00), then Tenant agrees to pay to Landlord, as additional rent, Tenant's pro rata share of the amount of such excess each year."

      Section 13 - Miscellaneous: Delete all Addendum provisions for renewal
      ---------------------------
      options, expansion options, etc., and add:

      Section 13 - Miscellaneous;
      ---------------------------

      (c) Renewal Option:
      -------------------
      Tenant shall have the right to extend the term of the Lease subject to all of the same terms, covenants and conditions for two (2) additional periods of five (5) years, commencing on the day after the last day of the Addendum X term. The rental rate for each renewal term shall be the prevailing Fair Market Value (as defined below) at the time of the notice, but in no event shall such rate be less than a ten (10) percent increase over the previous lease term rate per square foot, per month, nor greater than a thirty (30) percent per square foot, per month, including operating expenses as defined in the Lease for the year in which the renewal term commences.

      The Fair Market Value ("FMV") shall mean the average of the annual rental rates being charged for space of comparable size and condition in comparable buildings in Houston, Texas, taking into consideration use, location within the applicable building, definition of rentable area, the time the applicable rate first became effective, term, building standard leasehold improvements provided or to be provided, quality, age and location of applicable building, and rental concessions.


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Addendum X - Tanox, Inc.
Page 3

      In order to exercise such renewal option, Tenant shall advise Landlord in writing of its desire to renew, no more than nine (9) months and no less than six (6) months prior to the end of the original term. Within fifteen
      (15) days thereafter, Landlord shall advise Tenant in writing of its estimation of the FMV applicable during the renewal term. Within thirty
      (30) days after Tenant has received such rental information from Landlord, Tenant shall give Landlord written notice of its agreement or disagreement with Landlord's estimation of FMV.

      In the event Tenant and Landlord are able to reach a written agreement regarding FMV within such thirty (30) day period, Tenant shall thereafter have fifteen (15) days to notify Landlord in writing of the exercise of the Renewal option.

      In the event Tenant and Landlord are unable to agree on the FMV within such thirty (30) day period, the FMV shall be determined as follows:

      Landlord and Tenant shall each appoint an appraiser who is knowledgeable in commercial property values in the area in which the Premises are located and the two appraisers shall, within ten (10) days after their selection, agree upon the FMV of the Premises. If they are unable to agree, they shall appoint a third appraiser with the same qualifications and the three appraisers shall then, within fifteen (15) days thereafter, prepare appraisals of the Premises for the Second Option Period; provided, however, that if any appraiser's estimate is either (a) less than ninety percent (90%) of the average figure, or (b) more than one hundred ten percent (110%) of such average, then the FMV of the Premises will be the average of the remaining figures which are between ninety percent (90%) and one hundred ten percent (110%), otherwise, the middle figure of the three appraisals shall be the FMV even if the middle figure is the same as the higher or lower figure. Landlord and Tenant shall each bear the cost of its appraiser and shall share equally the cost of the third.

      After the FMV has been determined in accordance with such appraisal procedures, Landlord shall advise Tenant in writing of the rental rate for the renewal term as determined by such appraisal, subject, if applicable, to the limitations set forth above. Tenant shall thereafter have fifteen (15) days to notify Landlord in writing of the exercise of the Renewal option.

      Failure of Tenant to give the appropriate written notice within the specified periods of time, as provided above, shall cause the Renewal option to be void and of no further effect.


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Addendum X - Tanox, Inc.
Page 4

      (d) Security:

      The Letter of Credit obligations defined in Paragraph 4 of Addendum IV and Paragraph 4 of the Lease Agreement shall be deleted in entirety and of no further force and effect.

      This Addendum X and the Lease Agreement dated December 4, 1986, and Addendum II, III, IV, V, VI and VIII to the Lease Agreement constitute the entire understanding between the parties with regard to leasing space at 10301 Stella Link, Suite 110, Houston, Harris County, Texas. Default under any of the aforesaid agreements will constitute default under all of the agreements.

      Except for the foregoing changes, all of the covenants, terms and conditions of the prior Lease Agreement, and Addendum II, III, IV, V, VI and VIII remain the same.

      MAIN LINK BUSINESS PARK ASSOCIATES
      (Landlord)


     By:  James E. Stubbs                             Attest: John Blickenstaff
        -----------------------
          James E. Stubbs
          Vice President, Amega Corporation
          Managing General Partner


     TANOX, INC.
     (Tenant)


     By:    Michael A. Kelly                          Attest: John Blickenstaff
            ----------------
     Print: Michael A. Kelly
     Title: VP, Finance and CFO